UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2024

NORTHERN STAR INVESTMENT CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39929	85-3909728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one redeemable warrant	NSTB.U	NYSE American
Class A Common Stock, par value $0.0001 per share	NSTB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, the amended and restated certificate of incorporation (the “Charter”) of Northern Star Investment Corp. II (the “Company”) provides that the Company must return the funds held in the Company’s trust account established in connection with the Company’s initial public offering (“IPO”) to holders of the Company’s shares of Class A Common Stock sold in the IPO (“Public Shares”) if it has not consummated an initial business combination by January 28, 2024. As the Company does not have sufficient time to consummate an initial business combination by such date, the Company has determined to commence the process of distributing the funds in trust to the holders of Public Shares. Additionally, as the Company has not consummated an initial business combination by the January 28, 2024 deadline, the Company expects the NYSE American to take delisting action with regard to the Company’s securities.

The Charter further currently provides that the Company is to cancel the Public Shares following distribution of the funds held in the Company’s trust account to the holders of such shares. However, as previously disclosed, the Company intends to continue its corporate existence following distribution of the funds in trust in an effort to ultimately acquire a business or entity. The Company’s board of directors and management has determined that it would be in the best interest of the Company and the holders of Public Shares to allow such holders to continue to retain their Public Shares following such distribution and have the chance to participate in a transaction that the Company may potentially enter into in the future. Allowing holders of Public Shares to retain their shares following the distribution is also expected to allow the Company to continue to trade on the OTC Pink until such time as it consummates an acquisition or transaction. The Company therefore intends to seek to amend the Charter to remove the provisions contained in the Charter that are applicable to special purpose acquisition companies, including the requirement to cancel the Public Shares following distribution of the funds held in trust.

Accordingly, the Company will be liquidating the funds held in the trust account and making a distribution payment therefrom. The Company currently anticipates the liquidation amount will be approximately $10.48 per Public Share to holders of such shares (the “Distribution”), subject to final confirmation by the trustee of the amount in the trust account. The Distribution will be made as promptly as reasonably practicable. There is currently an aggregate of 1,620,989 outstanding Public Shares. The Company’s sponsor, officers and directors have waived any right they may have to the Distribution in respect of the shares of common stock issued to them prior to the IPO.

In connection with the Distribution, the units issued in the IPO (“Units”), each Unit consisting of one Public Share and one-fifth of one redeemable warrant (“Warrants”), each whole Warrant exercisable for one Public Share at an exercise price of $11.50, will automatically and mandatorily separate into its component parts immediately prior to the Distribution. There will be no payment made with respect to the Warrants, which will remain outstanding following the Distribution. There can be no assurance that a market will exist for the Company’s securities following the Distribution.

On January 25, 2024, the Company issued a press release announcing the foregoing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release, dated January 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2024	NORTHERN STAR INVESTMENT CORP. II

	By:	/s/ Jonathan Ledecky
Jonathan Ledecky
Chief Operating Officer

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